Exhibit 99.1

Sino-Global Appoints Mr. Kelin Wu as Chief Marketing Officer

Roslyn, New York, April 27, 2020 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company” or “we”), a non-asset based global shipping and freight logistic integrated solution provider, today announced that it has appointed Mr. Kelin Wu to the newly created position of Chief Marketing Officer, where he will lead the Company’s global marketing program and strategies. He will report directly to CEO Lei Cao.

Mr. Wu was previously the founder and primary shareholder of Mandarine Ocean Ltd, (“Mandarine Ocean”), a Shanghai, China based shipping company registered in the Marshall Islands. Sino-Global recently signed a share purchase agreement in which the Company acquired a 75% majority position in Mandarine Ocean. Mr. Wu has extensive experience in the ocean freight services business, having served as one of the upstream clients of Sino-Global’s light-asset shipping logistic services.

Prior to founding Mardarine Ocean, Mr. Wu, 45, served as General Manager of Shanghai Vasteast Int’l, a ship owner and operator. Mr. Wu graduated from Shanghai Maritime University and holds a Masters degree in maritime law.

With the addition of Mr.Wu, Sino-Global expects to leverage its light-asset shipping service business while expanding further upstream toward the customer in the shipping logistics value chain.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, stated, “We are very pleased that Kelin has agreed to join the Company’s senior management team as Chief Marketing Officer. He is a dynamic and deeply experienced executive whose leadership, insights, market expertise and creative approach will be invaluable as we move into this next stage of development for Sino-Global. Throughout our discussions surrounding the share purchase agreement with Mandarine Ocean, we were impressed by Kelin’s knowledge of the entire logistics and shipping freight market. All of us agreed that Sino-Global would benefit from a dedicated marketing executive that could help to elevate our brand recognition and status as an exceptional provider of logistics solutions throughout the globe.”

Mr. Wu stated, “I am very excited to join Sino-Global at a time where having a strong, recognizable presence in the global logistics market is critical to success. As China begins to move on from the COVID-19 pandemic, we hope to work together to establish the Company as a clear leader in the transportation and logistics industry.”

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related services. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency services, shipping and chartering services, inland transportation management services and ship management services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.net. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact Information

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Adam Prior

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